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                                 Naturade, Inc.
                            7110 East Jackson Street
                           Paramount, California 90723



                                 April 20, 1998



Ronald Ahrens
Chairman of the Board of Directors
Naturade, Inc.
7110 East Jackson Street
Paramount, California  90723


                                    Re:     Naturade, Inc. (the "Company")


Dear Mr. Ahrens:

     The Company has requested that you serve on its board of directors (the "Board") as Chairman of the Board, and you have agreed to serve in such capacities. As a Director and Chairman of the Board of the Company, you will provide, among other things, strategic, financial, operational, and managerial advice to the Company and its affiliates.

     In consideration for services you will provide to the Company, the Company hereby grants to you, pursuant to the Naturade, Inc. 1998 Incentive Stock Option Plan (the "Plan"), options to acquire ("Options") up to fifty-one thousand shares of common stock of the Company ("Common Stock"), such grant to be effective as of the date you execute and return a counterpart of this letter to the Company (the "Effective Date"). The purchase price of one share of Common Stock under each Option shall be equal to the average closing bid prices of the shares of Common Stock on the NASDAQ OTC Bulletin Board as quoted by Bloomberg, LP for the five (5) day trading period ending on the Effective Date. The Options shall otherwise be subject to the provisions of the Plan. The Options will vest on the Effective Date.


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Ronald Ahrens
Chairman of the Board of Directors
April 20, 1998



     Any and all notices or other communications required or permitted to be given by either party hereto to the other shall be in writing and may be transmitted either by personal delivery or by mail, registered or certified postage prepaid, with return receipt requested. Notices shall be deemed duly served and given when personally delivered to the Party to whom directed or any of its officers or, in lieu of such personal service, when deposited in the United States mail, first class postage prepaid, addressed as follows:

         To Company:      7110 East Jackson Street
                          Paramount, California  90723
                          Attention:  Chief Executive Officer

         To you:          Ronald Ahrens
                          Chairman of the Board of Directors
                          7110 East Jackson Street
                          Paramount, California  90723

     This Letter Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the grant to you of the Options by the Company, and contains all of the covenants and agreements between the parties with respect to that grant in any manner whatsoever. Each party acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Letter Agreement shall be valid or binding.

     Any modification of this Letter Agreement will be effective only if it is in writing signed by the party to be charged. The failure of either party to insist on strict compliance with any of the terms, covenants, or conditions of this Letter Agreement by the other party shall not be deemed a waiver of that term, covenants or condition, nor shall any waiver or relinquishment of any right or power at any one time or times be deemed a waiver or relinquishment of that right or power for all or any other times.

     If any provision in this Letter Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way. This Letter Agreement shall be governed by and construed in accordance with the laws of the State of California.


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Ronald Ahrens
Chairman of the Board of Directors
April 20, 1998



         If the above terms and conditions are acceptable to you, please indicate your agreement by executing the signature line provided below and returning a countersigned copy of this letter to the Company by no later than May 31, 1998. This Letter Agreement will become effective upon the Effective Date.




                                            Naturade, Inc.
                                            /s/ PAUL D. SHAPNICK
                                            ----------------------
                                            Paul D. Shapnick
                                            Chief Financial Officer
                                            Assistant Secretary-Treasurer






Accepted and agreed:


 /s/ RONALD AHRENS
------------------------
     Ronald Ahrens


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